UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2016

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 573-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2016, the Board of Directors of Navigant Consulting, Inc. (the “Company”) adopted an amendment and restatement of the Company’s By-Laws (the “Amended and Restated By-Laws”), which became effective immediately upon adoption. The amendments added provisions specifying that Delaware will be the sole and exclusive forum for certain types of legal actions unless the Company consents in writing to the selection of an alternative forum (Article 11) and added a general enforceability clause (Section 8.6).

The Amended and Restated By-Laws also incorporate certain amendments adopted by the Board of Directors in December 2010 related to the adoption of a majority vote standard in an uncontested election of directors, as described in the Company’s Current Report on Form 8-K filed on December 21, 2010.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

3.1	Amended and Restated By-Laws of Navigant Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: October 26, 2016	By:	/s/ Monica M. Weed
Name: Monica M. Weed
Title: Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Navigant Consulting, Inc.